UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 1, 2018

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Brookfield Property REIT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Vesey Street, 15th Floor, New York, NY	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-7000

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 1, 2018, Brookfield Property REIT Inc. (the “Company”) disclosed the following financial information:

The following is the Company’s balance sheet as at September 30, 2018 and December 31, 2017.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2018	December 31, 2017
	(Dollars in thousands)
Assets:
Investment in real estate:
Land	$2,745,90 5	$4,013,874
Buildings and equipment	11,005,853	16,957,720
Less accumulated depreciation	(2,183,128)	(3,188,481)
Construction in progress	525,169	473,118
Net property and equipment	12,093,799	18,256,231
Investment in Unconsolidated Real Estate Affiliates	5,197,113	3,377,112
Net investment in real estate	17,290,912	21,633,343
Cash and cash equivalents	260,716	164,604
Accounts receivable, net	221,535	334,081
Notes receivable	335,943	417,558
Deferred expenses, net	164,228	284,512
Prepaid expenses and other assets	292,746	494,795
Deferred tax assets, net	591,589	18,633
Total assets	$19,157,669	$23,347,526
Liabilities:
Mortgages, notes and loans payable	$13,012,731	$12,832,459
Investment in Unconsolidated Real Estate Affiliates	123,701	21,393
Accounts payable and accrued expenses	876,166	919,432
Dividend payable	3,942	219,508
Junior subordinated notes	206,200	206,200
Total liabilities	14,222,740	14,198,992
Redeemable equity interests	3,080,808	—
Redeemable noncontrolling interests	73,581	248,126
Total redeemable interests	3,154,389	248,126
Equity:
Total stockholders' equity	239,442	8,795,660
Noncontrolling interests	1,541,098	104,748
Total equity	1,780,540	8,900,408
Total liabilities, redeemable interests, equity and Noncontrolling interests	$19,157,669	$23,347,526

The following is the Company’s income statement for the three and nine months ended September 30, 2018 and September 30, 2017.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in thousands)
Revenues:
Minimum rents	$309,983	$363,857	$1,057,817	$1,062,075
Tenant recoveries	133,103	160,755	446,260	485,737
Overage rents	4,681	4,582	14,853	13,799
Management fees and other corporate revenues	30,483	28,806	82,278	77,797
Other	14,899	20,357	49,250	61,079
Total revenues	493,149	578,357	1,650,458	1,700,487
Expenses:
Real estate taxes	55,081	61,516	177,417	178,053
Property maintenance costs	8,381	10,281	34,070	35,980
Marketing	1,801	1,744	4,961	5,185
Other property operating costs	66,327	75,848	209,832	214,742
Provision for doubtful accounts	3,517	2,152	9,180	8,769
Property management and other costs	43,763	35,195	119,932	115,334
General and administrative	15,947	12,037	40,235	42,582
Costs related to the BPY Transaction	204,159	—	204,159	—
Provision for impairment	7,487	—	45,866	—
Depreciation and amortization	156,401	161,278	515,437	505,875
Total expenses	562,864	360,051	1,361,089	1,106,520
Operating income (loss)	(69,715)	218,306	289,369	593,967
Interest and dividend income	7,240	15,948	25,906	51,336
Interest expense	(144,632)	(135,980)	(423,120)	(402,512)
Gain on foreign currency	—	3,889	—	3,195
Gain on extinguishment of debt	—	—	—	55,112
Gain from changes in control of investment properties and other, net	2,850,017	95,165	2,862,681	79,325
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	2,642,910	197,328	2,754,836	380,423
Benefit from (provision for) income taxes	570,716	(6,993)	571,018	(15,347)
Equity in income of Unconsolidated Real Estate Affiliates	20,336	35,937	59,206	99,884
Unconsolidated Real Estate Affiliates - gain on investment, net	478,293	—	488,654	—
Net income	3,712,255	226,272	3,873,714	464,960
Allocation to noncontrolling interests	(28,981)	(3,492)	(32,790)	(9,157)
Net income attributable to Brookfield Property REIT Inc.	3,683,274	222,780	3,840,924	455,803

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

Date: November 1, 2018	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary